"GAM Funds, Inc."
Transactions Effected Pursuant to Rule 10f-3
"Quarter Ended:  March 31, 2004"

Name of Fund:		GAMerica Capital Fund
Name of Security:		Bristol West Holdings Inc

Registration under Securities Act of
"1933 [10f-3(a)(1)(i)], eligible foreign offering "		Reg No: 333/111259
or eligible 144A?

Time of Acquisition
-  Date First Offered		2/11/04
-  Date of Fund's subscription		2/11/04


Reasonableness of Spread
-  Offering Price Per Unit		$20
-  Amount of Spread:  Gross Spread
                                   Selling Concession
-  Spread

Issuer in Continuous Operation at
Least Three Years?  [10f-3(c)]		Yes

Amount Purchased by Fund
-  Total Units Offered		" 15,000,000 "
-  Purchase Price per Unit		$20
-  Total Units Purchased		" 5,235 "
-  Total Purchase Price		"$104,700"
-  Percentage of Offering Purchased		0.0349%
-  Any Shares Purchased by Other Funds		"SAM 12,061"
   in family?		"UNA 12,704"

From Whom Purchased
-  Selling Dealer(s)		CSFB
-  Syndicate Manager(s)		"CSFB, Bear Stearns"



"GAM Funds, Inc."
Transactions Effected Pursuant to Rule 10f-3
"Quarter Ended:  March 31, 2004"

Name of Fund:		GAMerica Capital Fund
Name of Security:		Citadel Broadcasting Corp

Registration under Securities Act of
"1933 [10f-3(a)(1)(i)], eligible foreign offering "		Reg No: 333/112270
or eligible 144A?

Time of Acquisition
-  Date First Offered		2/11/04
-  Date of Fund's subscription		2/11/04


Reasonableness of Spread
-  Offering Price Per Unit		$19
-  Amount of Spread:  Gross Spread
                                   Selling Concession
-  Spread

Issuer in Continuous Operation at
Least Three Years?  [10f-3(c)]		Yes

Amount Purchased by Fund
-  Total Units Offered		" 28,000,000 "
-  Purchase Price per Unit		$19
-  Total Units Purchased		" 30,538 "
-  Total Purchase Price		"$580,222"
-  Percentage of Offering Purchased		0.109%
-  Any Shares Purchased by Other Funds		"SAM 70,357"
   in family?		"UNA 74,105"

From Whom Purchased
-  Selling Dealer(s)		CSFB
-  Syndicate Manager(s)		CSFB, Goldman Sachs, Deutsche Bank,
				Merrill Lynch